Exhibit 99.1

Newmont Announces Retirement of CEO Tom Palmer, Names President & COO Natascha Viljoen as Successor

DENVER – September 29, 2025 – Newmont Corporation (NYSE: NEM, ASX: NEM, PNGX: NEM) (“Newmont” or “the Company”) today announced, as part of the Company’s long-term leadership succession planning, that Tom Palmer, who has served as Chief Executive Officer (CEO) since 2019, will resign from its Board of Directors and as CEO on December 31, 2025.

Natascha Viljoen, President and Chief Operating Officer (COO), will succeed Palmer as President and CEO and will also join the Board of Directors on January 1, 2026. Palmer will serve as Strategic Advisor until his retirement on March 31, 2026 to support a seamless leadership transition.

Palmer was only the 10th CEO in Newmont’s 104-year history and has served the Company for more than a decade. He joined Newmont in 2014 as Senior Vice President, Indonesia and by 2016 was named Executive Vice President (EVP) and COO.

“After 12 years with Newmont, and almost 40 years in the mining industry, it is time for me to retire and hand over to Natascha to lead our Company through the next chapter in its storied history,” said Palmer. “It has been a privilege to serve as CEO of Newmont. I thank our Board for its guidance and partnership throughout my time in the role, our Executive Leadership Team and all of our teams across the world for their support in shaping our business into the industry leader it is today. I am confident that Natascha and Newmont will seize the many opportunities that lie ahead for our business.”

“On behalf of the Board of Directors, I thank Tom for his dedication to the growth and advancement of this business,” said Greg Boyce, Chair of Newmont’s Board of Directors. “His knowledge of our operations, commitment to the development of our future leaders and passion for the industry have played a key role in shaping what is one of the strongest portfolios in the industry today.

“We are delighted to welcome Natascha as our next CEO. Over the last two years as our COO, Natascha has proven to be an expert operator and inspiring leader. We are fortunate to have Natascha lead Newmont with a clear focus on unlocking value across our world-class portfolio.”

Natascha Viljoen joined Newmont in 2023 as EVP and COO, bringing with her more than three decades of global leadership experience across multiple commodities and continents. Prior to joining Newmont, she served as CEO of Anglo American Platinum (now Valterra), the world’s largest primary producer of platinum, and was a member of the Anglo American plc Group Management Committee. Earlier in her career, she gained hands-on experience working with operators and maintainers in mining and processing and held leadership positions at Anglo American, BHP and Lonmin, earning a reputation for safety leadership, operational discipline, and building high-performance teams.

“I am honored to serve as the next CEO of Newmont at this pivotal moment. With deep respect for our legacy, I am grounded about the work ahead. We have assembled the industry’s strongest portfolio of long-life gold and copper assets, which we are determined to manage safely and effectively. We will combine operational excellence, cost discipline and judicious capital allocation to ensure strong financial performance, systematically unlocking more value for shareholders and stakeholders alike. Together with our employees, we will shape a Newmont that is stronger, simpler and more resilient. I want to express my gratitude to Tom for his mentorship and support, and to the Board for entrusting me with the responsibility to lead Newmont into its next phase of growth,” said Viljoen.

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About Natascha Viljoen

Natascha Viljoen is President and Chief Operating Officer of Newmont Corporation, the world’s leading gold company, and will become Chief Executive Officer and join the Board of Directors on January 1, 2026, becoming the first woman to lead Newmont in its more than 100-year history.

Since joining Newmont in 2023, Natascha has overseen the company’s operations, focusing on the integration of acquired assets, portfolio optimization, and talent development. With more than 30 years of international mining experience, she has held senior leadership roles across multiple commodities and continents.

Natascha is a second-generation miner. Her early exposure to mining—growing up in a mining family and accompanying her father, a winding engine driver, to work—instilled in her a deep respect for the industry and its people.

A native of South Africa, Natascha is passionate about the role of mining as a force for good, integrating innovation with responsible practices to deliver value for shareholders, employees, host communities, and society. She combines deep technical expertise with strategic execution, focusing on operational excellence, and embedding sustainability and safety into the company’s growth trajectory.

About Tom Palmer

Tom Palmer is the 10th Chief Executive Officer in Newmont’s history, appointed in October 2019. Under his leadership, Newmont has executed transformative transactions including the Goldcorp acquisition, the Nevada Gold Mines Joint Venture, and the Newcrest acquisition, creating a world-class portfolio of assets across key mining jurisdictions. A champion of responsible mining, Tom has prioritized safety, operational excellence, and the development of leaders across the organization.

Tom also serves as Chair of the International Council on Mining and Metals (ICMM) and Vice Chair of the World Gold Council. He joined Newmont in 2014, previously serving in leadership roles including as Chief Operating Officer. Before Newmont, he spent 20 years at Rio Tinto. Tom holds a Master of Engineering Science and a Bachelor of Engineering from Monash University, Australia.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, zinc, lead, and silver. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in Africa, Australia, Latin America & Caribbean, North America, and Papua New Guinea. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social, and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution, and technical expertise. Founded in 1921, the Company has been publicly traded since 1925. At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Media Contact – Global
Shannon Brushe
globalcommunications@newmont.com

Investor Contact – Global
Neil Backhouse
investor.relations@newmont.com

Investor Contact – Asia Pacific
Natalie Worley
apac.investor.relations@newmont.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements in this news release include, without limitation, expectations regarding future financial performance, opportunities, value creation, capital allocation, cost and productivity improvements and other statements regarding future events or results. For a discussion of risks and other factors that might impact future looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on February 21, 2025, under the heading Risk Factors.